                                  EXHIBIT 1.1

                                                                           DRAFT

                            ONEIDA FINANCIAL CORP.
                             ONEIDA FINANCIAL, MHC
                            THE ONEIDA SAVINGS BANK

                         1,482,835 TO 2,307,117 SHARES

                                 COMMON STOCK
                          (PAR VALUE $0.10 PER SHARE)

                               $10.00 PER SHARE

                            SALES AGENCY AGREEMENT
                            ----------------------

                             [_________ ___], 1998


Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina  27609

Ladies and Gentlemen:

     Oneida Financial Corp., a Delaware corporation (the "Company"), Oneida Financial, MHC, a New York-chartered mutual holding company (the "MHC") and The Oneida Savings Bank, a New York-chartered stock savings bank (the "Bank"), each hereby confirms, as of [_________ ___], 1998, its agreement with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission (the "Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

     1.   Introduction.  Effective June 4, 1998, the Board of Trustees of the
          ------------
Bank adopted a reorganization and stock issuance plan (the "Plan") pursuant to which the Bank is reorganizing from a New York-chartered mutual savings bank to a New York-chartered stock savings bank with the Company, organized as a direct subsidiary of the MHC, owning 100% of the capital stock of the Bank (together with the Offerings, as defined below, the "Reorganization"). In accordance with the Plan, the Company is offering 44.5% of the shares ("Shares") of its common stock, par value $0.10 per share (the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors of the Bank, the Bank's tax-qualified employee benefit plans, including the Bank's Employee Stock Ownership Plan (the "ESOP"), and employees, officers, and trustees of the Bank, who do not qualify in any of the above categories. Shares for which subscriptions are not received in the Subscription Offering may be offered to certain members of the general public in a community offering, with preference given first to natural persons residing in Madison county, New York, the towns or cities of Annsville, Camden, Florence,

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                   Page 2.

Sherrill, Vernon, Verona and Vienna in Oneida county, New York and the towns of Fabius, Manlius and Pompey in Onondaga county, New York (the "Community Offering" together with the Subscription Offering, the Offerings, subject to the right of the Company and the Bank, in their sole discretion, to reject subscriptions, in whole or in part, received in the Community Offering. In the Offerings, the Company is offering between 1,482,835 and 2,006,189 Shares, with the possibility of offering up to 2,307,117 Shares without a resolicitation of subscribers. Except for certain benefit plans, no individual person, persons having a joint account, or persons acting in concert may purchase more than $200,000 of Shares issued in the Subscription Offering and $100,000 of Shares issued in the Community Offering.

     In connection with the Reorganization pursuant to the terms of the Plan (as described in the Prospectus, as defined below), following the consummation of the Reorganization subject to the approval of the depositors of the Bank and compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute to The Oneida Savings Bank Charitable Foundation, a charitable foundation dedicated to supporting charitable causes and community development activities in the Bank's market area (the "Foundation"), a number of shares equal to 2.0% of Shares of the outstanding Common Stock, or between 65,245 and 88,272 Shares (subject to increase in certain circumstances to 101,513 Shares).

     The Company and the Bank have been advised by Trident that it will utilize its best efforts to assist the Company and the Bank with the sale of Shares in the Offerings and, if deemed necessary, in a syndicated community offering (the "Syndicated Community Offering") subject to the terms, conditions and procedures as may be determined by the Company and the Bank. Prior to the execution of this Agreement, the Company has delivered to Trident (a) the Prospectus, dated [_________ ___], 1998, and (b) all amendment or supplements thereto, if any, to be used in the Offerings. The Prospectus contains information with respect to the Company, the MHC, the Bank and Shares of the Common Stock.

     2.   Representations and Warranties.
          ------------------------------

          (a)  The Company, the MHC and the Bank.  The Company, the MHC and the
               ---------------------------------
     Bank, jointly and severally, represent and warrant as of the date of this Agreement, and the Company, the MHC and the Bank, jointly and severally, represent and warrant as of the Closing Date (as hereinafter defined), to Trident that:

               (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including exhibits and an amendment or amendments thereto, on Form S-1 (No. 333- _____), including a Prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); and such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's the

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                   Page 3.

          MHC's or the Bank's knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the Prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the Prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act (together with the enforceable published policies and actions of the Commission thereunder, the "SEC Regulations") differs from the form of Prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) Prospectus from and after the time it is filed with the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Subscription Offering and the Community Offering, if any, the Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription Offering and the Community Offering, if any, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with the Commission a Prospectus or Prospectus supplement containing information relating to the results of the Subscription and the Community Offerings and pricing information pursuant to Rule 424(c) of the SEC Regulations, in either case in a form reasonably acceptable to the Company and Trident.

               (ii) The Bank has filed an application on Form 86-AC to the New York State Banking Department ("Banking Department") for approval of the Reorganization and the minority stock offering (the "Department Application"), [which has been approved by the Banking Department. No action by or before the Banking Department revoking such approval is pending or, to the Bank's knowledge, threatened.]

               (iii) The Company and the MHC have filed an application on Form FRY-3 to register as a bank holding company (the "Holding Company Application") with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") pursuant to Section 3(a)(1) of the Bank Holding Company Act of 1956, [which has been approved by the Federal Reserve Board. No action by or before the Federal Reserve Board revoking such approval is pending or, to the Company's or the MHC's knowledge, threatened.]

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                   Page 4.

               (iv) The Bank has filed a Notice of Intent to Convert to the Federal Deposit Insurance Corporation ("FDIC") pursuant to 12 C.F.R.
          (S) 303.15 of the Bank's intent to reorganize into a two-tier mutual holding company structure (the "Notice"). The FDIC has issued a conditional notice of non-objection to the Notice. [No action by or before the FDIC effecting such non-objection is pending or, to the Bank's knowledge, threatened.]

               (v) At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (as hereinafter defined) (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied with and will comply with the Act and the SEC Regulations, (ii) the Prospectus (as amended and supplemented, if amended and supplemented) complied with and will comply with all applicable provisions of the Banking Law of the State of New York, as amended ("Banking Law"), and the rules and regulations of the Banking Department and other applicable New York law (collectively, the "Department Regulations"),
          (iii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iv) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Bank relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or the Prospectus.

               (vi) The Company is duly organized and is in good standing as a business corporation under the laws of the State of Delaware. The MHC is duly organized and is in good standing as a mutual holding company under the laws of the State of New York. The Bank is duly organized and has a corporate existence as a stock savings bank under the laws of the State of New York. Each of the Company, the MHC and the Bank is validly existing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus. The Bank is a member in good standing of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured up to the applicable limits by the Bank Insurance Fund ("BIF") of the FDIC. Each of the Company, the MHC and the Bank is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the condition (financial or otherwise), operations, business, assets, earnings or properties ("Material Adverse Effect") of the Company, the MHC and the Bank, taken as a whole. Upon completion of the

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                   Page 5.

          transactions contemplated by the Prospectus, (i) all of the authorized and outstanding capital stock of the Bank will be owned of record and beneficially by the Company, (ii) all of the authorized and outstanding stock of the Company will be issued to the MHC, the public and the Foundation and (iii) the Company will have no direct subsidiaries other than the Bank.

               (vii) The Bank does not own equity securities of, or an equity interest in, any business enterprise except as described in the Prospectus; and such equity securities and equity interests are owned by the Bank in accordance with all applicable law.

               (viii) The Bank has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus or are not expected to have a Material Adverse Effect on the Company, the MHC and the Bank taken as a whole; and all of the leases and subleases material to the operations or financial condition of each of the Company, the MHC and the Bank under which each holds real or personal properties, including those described in the Prospectus, are in full force and effect as described therein.

               (ix) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and all actions in connection with the contribution of Shares to the Foundation have been duly and validly authorized by all necessary actions on the part of each of the Company, the MHC and the Bank, and this Agreement is a legally valid and binding obligation of each of the Company, the MHC and the Bank enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of bank holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Sections 23A or 23B of the Federal Reserve Act, as amended ("Section 23A" or "Section 23B", as applicable).

               (x) There is no litigation or governmental proceeding pending or, to the knowledge of the Company, the MHC or the Bank, threatened against or involving the Company, the MHC, the Bank or any of their respective assets, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole.

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                   Page 5.

               (xi) The Company, the MHC and the Bank have received the opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. with respect to federal income tax consequences of the Reorganization, to the effect that the Reorganization will constitute a tax-free reorganization under the Internal Revenue Code of 1986 (the "Code"), and an opinion from PricewaterhouseCoopers, LLP, that the Reorganization will not be a taxable transaction for the Company, the MHC or the Bank under the laws of the State of New York, and the facts relied upon in such opinions are accurate and complete.

               (xii) Each of the Company, the MHC and the Bank has all such corporate power, authority, authorizations, approvals, permits and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, to issue and sell Shares in the Offerings and to issue and contribute Shares to the Foundation, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Banking Department and/or the Federal Reserve Board in connection with their approvals of the Department Application and the Holding Company Application, as the case may be, and except as may be required under the securities, or "blue sky," laws of various jurisdictions, and, in the case of the Company, as of the Closing Date (as hereinafter defined), to issue and sell Shares to be sold by the Company as provided herein, and, in the case of the Bank, as of the Closing Date (as hereinafter defined), to issue and sell the shares of its capital stock to be sold to the Company as provided in the Plan, subject to the approval of the Bank's organization certificate by the Superintendent of Banks of the State of New York (the "Superintendent").

               (xiii) To its knowledge, none of the Company, the MHC nor the Bank is in violation of any rule or regulation of the Banking Department or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the MHC, the Bank or their officers or directors that might have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole.

               (xiv) The financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the financial condition, income, net worth, and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of both the SEC Regulations and the Department Regulations. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (and all adjustments necessary for a fair presentation of results for such periods have been made), except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Bank with supervisory and regulatory authorities, except as such generally

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                   Page 7.

          accepted accounting principles may otherwise require. The tables and other financial, statistical, and pro forma information and related notes in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

               (xv) There has been no material change in the financial condition, results of operations or business, including assets and properties, of the Company, the MHC and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties, and business of each of the Company, the MHC and the Bank conform to the descriptions thereof contained in the Prospectus. None of the Company, the MHC nor the Bank has any material liabilities of any kind, contingent or otherwise, except as specifically set forth in the Prospectus.

               (xvi) There has been no breach, violation or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the MHC and the Bank pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the MHC or the Bank is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation, or order or court order, writ, injunction or decree, which breach, violation, default or encumbrance would have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole; all agreements which are material to the financial condition, results of operations, or business of the Company, the MHC and the Bank, taken as a whole, are in full force and effect, and no party to any such agreement has instituted or, to the knowledge of the Company, the MHC and the Bank, threatened any action or proceeding wherein the Company, the MHC or the Bank would be alleged to be in default thereunder.

               (xvii) None of the Company, the MHC nor the Bank is in violation of its respective articles or certificate of incorporation, charter, or bylaws. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a breach of the respective articles or certificate of incorporation, charter, or bylaws of the Company, the MHC or the Bank (in either mutual or stock form), or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under or require any consent or waiver under, or give rise to any right of termination, cancellation, or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company, the MHC or the Bank pursuant to any of the

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                   Page 8.

          terms, provisions or conditions of any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company, the MHC or the Bank is a party, or violate any governmental license or permit or any enforceable published law, administrative regulation, order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Banking Department or the Federal Reserve Board in connection with their approval of the Department Application or the Holding Company Application, respectively), which breach, violation, default or encumbrance would have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole.

               (xviii) Subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, none of the Company, the MHC nor the Bank has issued any securities which will remain issued at the Closing Date, has incurred any liability or obligation, direct or contingent, has borrowed money, except borrowings by the Bank in the ordinary course of business, or has entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Company, the MHC and the Bank.

               (xix) Upon consummation of the Reorganization and the issuance of Shares to the Foundation, the authorized, issued and outstanding equity capital stock of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no equity or debt securities of the Company have been or shall be issued and outstanding prior to the Closing Date; the issuance and the sale of Shares by the Company and the contribution of Shares to the Foundation have been duly authorized by all necessary action of the Company and approved by the Banking Department and received the non-objection of the FDIC (subject to any conditions imposed by the Banking Department and the FDIC) and, when issued and delivered in accordance with the terms of the Plan and paid for, or contributed to the Foundation, as the case may be, shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of (a) the capital stock of the Bank to the Company and (b) the Shares of the Company to the MHC, the Foundation and the public have been duly authorized by all necessary action of the MHC, the Bank and the Company and appropriate regulatory authorities (subject to the satisfaction of any conditions imposed by the Banking Department or the Federal Reserve Board in

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                   Page 9.

          connection with their approvals of the Department Application and the Holding Company Application, respectively), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid, nonassessable and free of preemptive or similar rights and will conform in all material respects to the description thereof contained in the Prospectus.

               (xx) No approval of any regulatory or supervisory or other public authority is required in connection with the execution, delivery and performance of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and final approvals of the Reorganization by the Banking Department and approval of the Company's Holding Company Application by the Federal Reserve Board, and as may be required under the securities laws of various jurisdictions.

               (xxi) All contracts and other documents required to be filed as exhibits to the Registration Statement, the Department Application, the Notice or the Holding Company Application have been filed with the Commission, the Banking Department, the FDIC or the Federal Reserve Board, as the case may be.

               (xxii) PricewaterhouseCoopers, LLP, which has audited the financial statements of the Bank at December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995 included in the Prospectus, are, and were during the period covered in its report in the Prospectus, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the Act and the Securities Regulations.

               (xxiii) FinPro, Inc., which has prepared the Reorganization appraisal, dated September 17, 1998, described in the Prospectus is independent of the Company and the Bank within the meaning of the Department Regulations, is believed by the Company and the Bank to be experienced and expert in rendering corporate appraisals of savings institutions, and the Company and the Bank have no reason to believe that FinPro, Inc. has not prepared the pricing information set forth in the Prospectus in accordance with the requirements of the Department Regulations.

               (xxiv) For the past five (5) years, the Company, the MHC and the Bank has timely filed all required federal, state and local franchise tax returns and no deficiency has been asserted with respect to such returns by any taxing authorities, have paid all taxes that have become due and, to their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments, and reserves, or the assertion of such a deficiency, would not have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole.

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                  Page 10.

               (xxv) All of the loans represented as assets of the Bank on the most recent financial statements of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including, without limitation, the requirements of Regulation Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity, and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole.

               (xxvi) The records of account holders, depositors, borrowers and other members of the Bank delivered to Trident by the Bank or its agent for use during the Reorganization have been prepared or reviewed by the Bank and, to the knowledge of the Bank, are reliable, accurate, and complete; and the Bank acknowledges that Trident had no role in preparing or reviewing such records.

               (xxvii) To the knowledge of the Company, the MHC and the Bank, none of the Company, the MHC, the Bank nor directors, trustees, officers or employees of the Company, the MHC or the Bank have made any payment of, or set aside any, funds of the Company, the MHC or the Bank as a loan to any person other than to the ESOP for the purchase of the Shares or as otherwise prohibited by law.

               (xxviii) To the knowledge of the Company, the MHC and the Bank, each of the Company, the MHC and the Bank is in compliance in all material respects with all Environmental Law (as hereinafter defined), and none of the Company, the MHC nor the Bank has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq. or any similar state or local law. There are no actions, suits, regulatory investigations or other proceedings pending or, to the knowledge of the Company, the MHC or the Bank, threatened against the Company, the MHC or the Bank relating to Environmental Law matters, nor does the Company, the MHC or the Bank have any reason to believe any such proceedings may be brought against any of them. To the knowledge of the Company, the MHC and the Bank, no disposal, release or discharge of hazardous waste, hazardous substances, toxic substances, pollutants, irritants or contaminants, including petroleum and gas products, as any of such terms may be defined under any Environmental Law, has occurred on, in, at or about any of the facilities or properties of the Company, the MHC or the Bank in violation of Environmental Law, or, to the knowledge of the Company, the MHC and the Bank, has occurred on, in, at or about any of the facilities or properties pledged to the Bank as collateral for any loan or extension of credit by the Bank, except such

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                  Page 11.

          disposal, release or discharge as reasonably could not be deemed to have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole.

                        "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any agency (i.e., any federal, state or local agency responsible for regulating or enforcing the matters identified herein) relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the usage, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

               (xxix) At the Closing Date, the Company, the MHC and the Bank will have completed the conditions precedent to, and shall have conducted the Reorganization in all material respects in accordance with, the Plan, the Department Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed by the Banking Department and the Federal Reserve Board.

               (xxx) The Foundation has been or will be prior to the Closing Date duly incorporated and is validly existing as a not-for-profit corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. The Foundation will not be a bank holding company within the meaning of the BHCA and 12 C.F.R.
          Part 225 as a result of the issuance of the Foundation Shares to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus. All approvals required to establish the Foundation and to contribute the Foundation Shares thereto have been received and, except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements or understandings, written or oral, between the Company or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares to be contributed by the Company to the Foundation. The Foundation Shares to be issued to the Foundation in accordance with the Plan and as described in the Prospectus will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued, fully paid and nonassessable.

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                  Page 12.

          (b)  Trident. Trident represents and warrants to the Company, the MHC
               -------
     and the Bank that:

               (i) Trident is registered as a broker-dealer with the Commission and is in good standing with the Commission and the NASD.

               (ii) Trident is validly existing as a corporation in good standing under the laws of the State of North Carolina, with full corporate power and authority to provide the services to be furnished to the Company, the MHC and the Bank hereunder.

               (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid, and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A).

               (iv) Trident and, to Trident's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services; and Trident is a registered selling agent in the jurisdictions listed in Exhibit A attached hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Reorganization is consummated or terminated.

               (v) The execution and delivery of this Agreement by Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under any material agreement, indenture, or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order, court decree or injunction by which Trident is bound.

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                  Page 13.

               (vi) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               (vii) There is not now pending or, to Trident's knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer.

     3.   Employment of Trident: Sale and Delivery of the Shares.  On the
          ------------------------------------------------------
basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company, the MHC and the Bank hereby employ Trident as their agent to utilize its best efforts to assist with the sale of the Shares in the Offerings.

     In the event the Company is unable to sell a minimum of 1,482,835 Shares (or such lesser number as the Banking Department may permit) within the period herein provided, this Agreement shall terminate, and the Company, the MHC and the Bank shall refund promptly to any persons who have subscribed for any Shares, the full amount which it may have received from them, together with interest as provided in the Plan, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8, and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in interest-bearing accounts with the Bank until all Shares are sold and paid for were made prior to the commencement of the Offerings, with provision for prompt refund to the subscribers as set forth above, or for delivery to the Company if all Shares are sold.

     If all conditions precedent to the consummation of the Reorganization are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares on or promptly after the Closing Date. Such release for delivery shall be against payment to the Company by any means authorized pursuant to the Prospectus, at the office of the Company at 182 Main Street, Oneida, New York 13421 or at such other place as shall be agreed upon among the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

     Trident may assemble and manage a selling group of broker-dealers, which are members of the NASD, to participate in the solicitation of orders for Common Stock in the event of the Syndicated Community Offering. In such event, Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                  Page 14.

authorization to execute the order form on the subscribers behalf, (ii) Trident will mail acknowledgments of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Bank on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in clause (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

     In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation for its services hereunder upon completion and closing of the Reorganization and the Offerings:

          (a) A management fee equal to $200,000. For stock sold by other NASD member firms under selected dealer agreements, the commission payable shall be as agreed upon jointly by the Bank and Trident to reflect market requirements at the time of the stock allocation in the Syndicated Community Offering. All such fees payable to Trident are to be payable in next day funds to Trident in Raleigh, North Carolina, on the Closing Date.

          (b) Trident shall be reimbursed for allowable expenses, incurred by it whether or not the Offerings are successfully completed; provided,
                                                                 --------
     however, that (i) reimbursable legal fees will not exceed $35,000, (ii)
     -------
     out-of-pocket expenses will not exceed $20,000 and (iii) neither the Company, the MHC nor the Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company, the MHC or the Bank of its election to terminate this Agreement pursuant to
     Section 11 hereof or after such time as the Company, the MHC or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full payment to defray Trident's reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Reorganization is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company, the MHC or the Bank of a written request from Trident for reimbursement of its expenses. Trident acknowledges receipt of $10,000 advance payment from the Bank which shall be credited against the total reimbursement due Trident hereunder.

          (c) Notwithstanding the limitations on reimbursement of Trident for allocable expenses provided in the immediately preceding paragraph (b), in the event that a resolicitation or other event causes the Offerings and the Syndicated Community Offering to be extended beyond their original expiration dates, Trident shall be reimbursed for its allocable expenses (including legal expenses) incurred during such extended period, provided
                                                                      --------
     that the allowance for allowable expenses provided for in the immediately preceding paragraph (b) above have been exhausted.

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                  Page 15.

          (d) The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company, the MHC and the Bank also shall pay all expenses of the Reorganization including, but not limited to, their attorneys' fees, the fees of the independent appraiser, NASD filing fees, other filing and registration fees, attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Reorganization.

     4.   Offering.  Subject to the provisions of Section 7 hereof, Trident is
          --------
assisting the Company on a best efforts basis in offering a minimum of 1,482,835 and a maximum of 2,006,189 Shares, with the possibility of offering up to 2,307,117 Shares (except as the Banking Department and the FDIC may permit such amount to be decreased or increased) in a Subscription Offering and, if necessary, any Shares that remain unsubscribed at the conclusion of the Subscription Offering, in a Community Offering and a Syndicated Community Offering. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus.

     5.   Further Agreements.  The Company, the MHC and the Bank, jointly and
          ------------------
severally, covenant and agree that:

          (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

          (b) The Company shall notify Trident immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement or amendment to the Prospectus or the Department Application has been filed, (ii) of the issuance by the Commission, the Banking Department, the FDIC or the Federal Reserve Board of any stop order relating to the Registration Statement, the Department Application, the Holding Company Application or the Prospectus, or of the initiation or the threat of any proceedings for that purpose,
     (iii) of the receipt of any notice with respect to the suspension of the qualification of Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the Commission, the Banking Department, the FDIC or the Federal Reserve Board relating to the Registration Statement, the Department Application, the Holding Company Application, the Prospectus or the Notice. If the Commission enters a stop order relating to the Registration Statement or if the Banking Department, the FDIC or the Federal Reserve Board cause the transaction to be halted at any time, the Company, the MHC and the Bank shall make every reasonable effort to obtain the lifting of such order or the resumption of the transaction at the earliest possible time.

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                  Page 16.

          (c) During the time when the Prospectus is required to be delivered under the Act, the Company, the MHC and the Bank will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the SEC Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of Shares, any event relating to or affecting the Company, the MHC and the Bank shall occur as a result of which it is necessary, in the opinion of counsel for Trident, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection, the Company, the MHC and the Bank shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

          (d) The Company and the Bank have taken or will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify
           --------  -------
     as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

          (e) Appropriate entries will be made in the financial records of the Bank sufficient to establish a liquidation account for the benefit of eligible account holders as of December 31, 1996 and supplemental eligible account holders as of September 30, 1998 in accordance with the appropriate regulatory requirements.

          (f) The Company has filed the Registration Statement for the Common Stock under Section 12(g) of the Exchange Act, prior to completion of the stock offering pursuant to the Plan and shall request that such Registration Statement be effective upon completion of the Reorganization. The Company shall maintain the effectiveness of such registration

Trident Securities, Inc.                                     [___________], 1998
Sales Agency Agreement                                                  Page 17.

     for a minimum period of three years or for such shorter period as may be required by applicable law.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than forty-five (45) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in Rule 158) of the Registration Statement.

          (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange
     Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive Proxy Statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

          (i) The Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived in writing by Trident.

          (k) The Company and the Bank shall advise Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders and supplemental eligible account holders, and, in the event of an oversubscription, shall provide Trident final instructions as to the allocation of Shares ("Allocation Instructions") and such information shall be accurate and reliable. Trident shall be entitled to rely completely and without independent investigation on such instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription (in whole or in part) for Shares.

          (l) The Company, the MHC and the Bank will take such actions and furnish such information as is reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

          (m) The Company will not sell or issue, contract to sell or issue, or otherwise dispose of for any period of ninety (90) days after the Closing Date, without Trident's prior written consent, any share of the Company's capital stock other than the Common Stock.

Trident Securities, Inc.                                  [________ _____], 1998
Sales Agency Agreement                                                  Page 18.

          (n) Upon consummation of the Reorganization, the Company will list the Common Stock on The Nasdaq Stock Market Inc. ("Nasdaq") under the symbol "ONFC." The Company will file with Nasdaq all documents and notices required by Nasdaq.

          (o) The Company will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Common Stock in the Offerings on an interest-bearing basis at the rate described in the Plan until the Closing Date and satisfaction of all conditions precedent to the release of the Company's obligation to refund payments received from person subscribing for or ordering Common Stock in the Offerings in accordance with the Plan or until such funds have been made to the persons entitled thereto in accordance with the Plan.

     6.   Payment of Expenses.  Whether or not the Reorganization is
          -------------------
consummated, the Company, the MHC and the Bank agree jointly and severally to pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Subscription and Community Offerings and (b) in addition, if the Company is unable to sell a minimum of 1,482,835 Shares or such lesser amount as the Banking Department may permit or the Reorganization is otherwise terminated, the Company, the MHC and the Bank agree jointly and severally to reimburse Trident for allowable expenses incurred by Trident relating to the Offering of the Shares as provided in
Section 3 hereof; provided, however, that neither the Company, the MHC nor the
                  --------  -------
Bank shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company, the MHC or the Bank of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company, the MHC or the Bank shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement.

     7.   Conditions of Trident's Obligations.  Except as may be waived by
          -----------------------------------
Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company, the MHC and the Bank of their obligations hereunder, and to the following conditions:

          (a) At the Closing Date, Trident shall receive the favorable opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., special counsel for the Company, the MHC and the Bank, dated the Closing Date, addressed to Trident, in form and substance satisfactory to counsel for Trident and substantially as set forth in Exhibit B attached hereto.

          In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers and directors of the Company, the MHC and the Bank and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Company, the MHC

Trident Securities, Inc.                                  [________ _____], 1998
Sales Agency Agreement                                                  Page 19.

     and the Bank. Such opinion may be governed by, and interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) and, as a consequence, references in such opinions to such counsel's "knowledge" may be limited to "actual knowledge" as defined in the Accord (or knowledge based on certificates). Such opinions may be limited to present statutes, regulations and judicial interpretations, and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision, or otherwise; and such counsel need express no view, opinion, or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company, the MHC and the Bank of this Agreement or the issuance of the Shares.

          (b) At the Closing Date, Trident shall receive the letter of Luse Lehman Gorman Pomerenk & Schick, dated the Closing Date, addressed to Trident, in form and substance reasonably satisfactory to counsel for Trident and substantially as set forth in Exhibit C attached hereto.

          (c) Counsel for Trident shall have been furnished such documents as it reasonably may require for the purpose of enabling it to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company, the MHC and the Bank regarding the authorization of this Agreement and the transactions contemplated hereby.

          (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material change in the financial condition, business or results of operations of the Company, the MHC and the Bank, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein;
     (ii) there shall have been no transaction entered into by the Company, the MHC and the Bank after the latest date as of which the financial condition of the Company, the MHC or the Bank is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company, the MHC and the Bank, taken as a whole; (iii) none of the Company, the MHC nor the Bank shall have received from the Commission, the Banking Department, the FDIC or the Federal Reserve Board, any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company, the MHC and the Bank, taken as a whole, with which they have not complied; (iv) no action, suit, or proceeding, at law or in equity or before or by any federal or state commission, board, or other administrative agency, shall be pending or threatened against

Trident Securities, Inc.                                  [________ _____], 1998
Sales Agency Agreement                                                  Page 20.

     the Company, the MHC or the Bank or affecting any of their respective assets, wherein an unfavorable decision, ruling, or finding would have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

          (e) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company, the MHC and the Bank, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company, the MHC or the Bank; (ii) since the date the Prospectus became authorized for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, financial condition, or results of operations of the Company, the MHC or the Bank and, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the knowledge of such officers, no order has been issued by the Commission, the Banking Department, the FDIC or the Federal Reserve Board, to suspend the Subscription Offering or the Community Offering or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission, the Banking Department, the FDIC or the Federal Reserve Board; (iv) to the knowledge of such officers, no person has sought to obtain review of the final actions of the Banking Department or the Federal Reserve Board approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

          (f) At the Closing Date, Trident shall receive, among other documents, (i) a copy of the letter from the Banking Department authorizing the use of the Prospectus and related materials; (ii) a copy of the order of the Commission declaring the Registration Statement effective; (iii) if available from the Banking Department, copies of documents evidencing the corporate existence of the Bank and the MHC; (iv) a copy of the letter from the appropriate state authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company; (v) a copy of the Company's certificate of incorporation certified by the appropriate state governmental authority; (vi) a copy of the non-objection letter of the FDIC; and (vii) a copy of the order of the Federal Reserve Board approving the Holding Company Application.

          (g) Concurrently with the execution of this Agreement, Trident shall receive a letter from PricewaterhouseCoopers, LLP, dated as of the date hereof and addressed to Trident: (i) such letter confirming that PricewaterhouseCoopers, LLP is a firm of

Trident Securities, Inc.                                  [________ _____], 1998
Sales Agency Agreement                                                  Page 21.

     independent public accountants within the meaning of the Act and the FDIC's securities disclosure regulations and 12 C.F.R. (S) 335.604(a) and no information concerning its relationship with or interests in the Bank is required by the Department Application, and stating in effect that, in PricewaterhouseCoopers, LLP's opinion, the financial statements of the Bank as are included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Department Regulations, the Act, the SEC Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank, prepared by the Bank, a reading of the minutes of the Board of Directors and shareholders of the Bank and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements, including "Recent Developments," are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; (B) during the period from the date of the latest unaudited financial statements included in the Prospectus to a specified date not more than three business days prior to the date hereof, there was any material increase in borrowings, and any other form of debt other than deposits of the Bank (increases in borrowings will not be deemed to be material if such increase in total borrowings does not exceed $1,000,000);
     (C) there was any decrease in retained earnings of the Bank at the date of such letter as compared with amounts shown in the latest unaudited statement of condition included in the Prospectus, including "Recent Developments;" or (D) there was any decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest unaudited income statement included in the Prospectus, including "Recent Developments," and ended on the latest month end prior to the date of the Prospectus or such letter as compared to the corresponding period in the preceding year; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause
     (ii) of this subsection (g), they have compared with the general accounting records of the Bank, which are subject to the internal controls of the Bank, accounting system and other data prepared by the Bank, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Trident may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

          (h) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from PricewaterhouseCoopers, LLP, independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

Trident Securities, Inc.                                  [________ _____], 1998
Sales Agency Agreement                                                  Page 22.

All such opinions, certificates, letters, and documents shall be in compliance with the provisions hereof only if they are satisfactory to Trident and its counsel in their reasonable opinion. Any certificates signed by an officer or director of the Company or the Bank prepared for Trident's reliance and delivered to Trident or to its counsel shall be deemed a representation and warranty by the Company, the MHC and the Bank to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company, the MHC and the Bank shall reimburse Trident for their expenses as provided in Section 3 hereof.

     8.   Indemnification.
          ---------------

          (a) The Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless Trident, its officers, directors, and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend, or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Company, the MHC or the Bank in this Agreement or any breach of warranty by the Company, the MHC or the Bank with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in (i) the Registration Statement or the Prospectus or
     (ii) any application or notification (including the Department Application, the Holding Company Application, the Notice or other document or communication (in this Section 8 collectively called the "Applications") prepared or executed by or on behalf of the Company, the MHC or the Bank or based upon written information furnished by or on behalf of the Company, the MHC or the Bank, whether or not filed in any jurisdiction, to effect the Reorganization or qualify the Shares under the securities laws thereof or filed with the Commission, the Banking Department, the FDIC or the Federal Reserve Board, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company, the MHC or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (B) the participation by Trident in the Reorganization. This indemnity shall be in addition to any liability the Company, the MHC and the Bank may have to Trident otherwise.

          (b) The Company and the Bank shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of

Trident Securities, Inc.                                  [________ _____], 1998
Sales Agency Agreement                                                  Page 23.

     account holders and depositors of the Bank delivered to Trident by the Bank or its agents for use during the Reorganization.

          (c) Trident agrees to indemnify and hold harmless the Company, the MHC and the Bank, their officers, directors, and employees and each person, if any, who controls the Company, the MHC and the Bank within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company, the MHC and the Bank to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon Trident, and in conformity with, written information furnished to the Company or the Bank with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application (provided that it is agreed and understood that the only information so furnished is set forth in the Prospectus under the caption "The Offering and the Reorganization -- Plan of Distribution and Selling Commissions;" (B) any misrepresentation by Trident in Section 2(b) of this Agreement; or (C) any liability of the Company, the MHC or the Bank which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident. It is expressly agreed, however, that Trident shall not be liable for any loss, liability, claim, damage, or expense which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Trident under this Agreement.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more

Trident Securities, Inc.                                  [________ _____], 1998
Sales Agency Agreement                                                  Page 24.


     material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. In no event shall the Company, the MHC and the Bank be liable for the fees and expenses of more than one counsel, separate from its own counsel, for Trident in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same allegations or circumstances. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. Notwithstanding the provisions of this Section 8, the Bank shall not provide indemnification to the Company, the MHC or Trident solely to the extent that such indemnification would cause the Bank to violate Section 23A or Section 23B.

     9.   Contribution.  In order to provide for just and equitable contribution
          ------------
in circumstances in which the indemnity agreement provided for in Section 8 above is for any reason held to be unavailable to the Company, the MHC, the Bank or Trident other than in accordance with its terms, the Company, the MHC or the Bank and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the MHC or the Bank and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the MHC and the Bank, on the one hand, and Trident, on the other hand, from the offering of Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the MHC and the Bank, on the one hand, and Trident, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company, the MHC and the Bank, on the one hand, and Trident, on the other hand, shall be deemed to be in the same proportions as the total proceeds from the Reorganization (before deducting expenses) received by the Company, the MHC and the Bank bear to the total fees received by Trident under this Agreement. The relative fault of the Company, the MHC and the Bank, on the one hand, and Trident, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the MHC or the Bank or by Trident and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          The Company, the MHC, the Bank and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately

Trident Securities, Inc.                                  [________ _____], 1998
Sales Agency Agreement                                                  Page 25.

preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceed the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission for which Trident would be provided indemnification under Section 8 hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     10.  Survival of Agreements, Representations, and Indemnities.  The
          --------------------------------------------------------
respective indemnities of the Company, the MHC and the Bank and of Trident and the representation and warranties of the Company, the MHC and the Bank and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company, the MHC or the Bank or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of Shares, and any legal representative of Trident, the Company, the MHC, the Bank and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     11.  Termination.  Trident may terminate this Agreement by giving the
          -----------
notice indicated below in this Section at any time after this Agreement becomes effective as follows:

          (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Bank or the Reorganization; or if a moratorium in foreign exchange trading by major international associations or persons has been declared; or if there shall have been a material change in the capitalization, condition or business of the Company, the MHC or the Bank, or if the Bank shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss shall have been insured; or if there shall have been a material change in the condition or prospects of the Company, the MHC or the Bank.

          (b)  If Trident elects to terminate this Agreement as provided in this
     Section 11, the Company, the MHC and the Bank shall be notified promptly by Trident by telephone or telegram and confirmed by letter pursuant to
     Section 12 hereof.

Trident Securities, Inc.                                  [________ _____], 1998
Sales Agency Agreement                                                  Page 26.

          (c) If this Agreement is terminated for any of the reasons set forth in subsection (a) above, and to fulfill their obligations, if any, pursuant to Sections 3(b), 3(c), 3(d), 6, 8(a) and 9 of this Agreement and upon demand, the Company, the MHC and the Bank shall pay to Trident the full amount so owing thereunder.

          (d) The Bank may terminate the Reorganization in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company, the MHC and the Bank shall be required to fulfill their obligations, to the extent applicable, pursuant to Sections 3(b), 3(c), 3(d), 6, 8(a) and 9 of this Agreement.

     12.  Notices.  All communications hereunder, except as herein otherwise
          -------
specifically provided, shall be in writing and, if sent to Trident, shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. Timothy
E. Lavelle, Managing Director (with a copy to Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048, Attention: Douglas J. McClintock, Esq.) and, if sent to the Company, the MHC or the Bank, shall be mailed, delivered or telegraphed and confirmed to Oneida Financial Corp., Oneida Financial, MHC or The Oneida Savings Bank, as the case may be, 182 Main Street, Oneida, New York 13421, Attention: Mr. Michael R. Kallet (with a copy to Luse Lehman Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Avenue, N.W., Suite 400, Washington, D.C. 20015, Attention: Alan Schick, Esq.).

     13.  Parties.  This Agreement shall inure solely to the benefit of, and
          -------
shall be binding upon, Trident, the Company, the MHC, the Bank and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     14.  Construction.  Unless governed by preemptive federal law, this
          ------------
Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York.

     15.  Counterparts.  This Agreement may be executed in separate
          ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.


                 [Remainder of page intentionally left blank]

     Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.


ONEIDA FINANCIAL CORP.                THE ONEIDA SAVINGS BANK



By:_____________________________      By:____________________________________
                                         Michael R. Kallet
                                         President and Chief Executive Officer
                                         Executive Officer


Date:___________________________      Date:__________________________________


ONEIDA FINANCIAL, MHC



By:_____________________________
   Michael R. Kallet
   President and Chief Executive Officer


Date:___________________________



Agreed to and accepted:

TRIDENT SECURITIES, INC.


By:_____________________________
   Timothy E. Lavelle
   Managing Director


Date:___________________________

                                   EXHIBIT A

           Jurisdictions where Trident is a Registered Selling Agent
           ---------------------------------------------------------

Trident is a registered selling agent in the jurisdictions listed below:
        --

Alabama                                        Missouri
Arizona                 Nebraska
Arkansas                Nevada
California              New Hampshire
Colorado                New Jersey
Connecticut             New Mexico
Delaware                New York
District of Columbia    North Carolina
Florida                 North Dakota (Trident Securities, Inc. only, no agents)
Georgia                 Ohio
Idaho                   Oklahoma
Illinois                Oregon
Indiana                 Pennsylvania
Iowa                    Rhode Island
Kansas                  South Carolina
Kentucky                Tennessee
Louisiana               Texas
Maine                   Vermont
Maryland                Virginia
Massachusetts           Washington
Michigan                West Virginia
Minnesota               Wisconsin
Mississippi             Wyoming


Trident is not a registered selling agent in the jurisdictions listed below:
           ---

Alaska
Hawaii
Montana
South Dakota
Utah

                                   EXHIBIT B

           Opinion of Luse, Lehman, Gorman, Pomerenk & Schick, P.C. Required under Section 7(a) of the Sales Agency Agreement
           ---------------------------------------------------------

[Luse, Lehman to insert introduction]

               (i) the Company is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware, the MHC is duly organized and validly existing as a mutual holding company in good standing under the laws of the State of New York, and the Bank is validly existing as a stock savings bank in good standing under the laws of the State of New York; each with full power and authority to own its properties and conduct its business as described in the Prospectus;

               (ii) the Bank is a member of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured by the Bank Insurance Fund of the FDIC, up to the maximum amount permitted by law;

               (iii) to our knowledge, the activities of the Bank, as such activities are described in the Prospectus, are permitted under laws of the State of New York;

               (iv) The Plan complies with and the formation of the Company as the holding company for the Bank has been effected in all material respects in accordance with all applicable laws, rules, and regulations, and, to our knowledge, decisions, and orders; all of the terms, conditions, requirements, and provisions with respect to the Plan and the Reorganization imposed by the Banking Department and the Federal Reserve Board, except with respect to the filing or submission of certain required post-Reorganization reports or other materials by the Company, the MHC or the Bank, have been complied with by the Company, the MHC and the Bank; and, to our knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Banking Department in approving the Plan;

               (v) As of the Closing Date, the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus; the Bank has authorized the capital stock as set forth in the Department Application and the Prospectus; and the description of the Common Stock and the capital stock of the Bank provided in the Registration Statement, the Prospectus, and the Department Application, as applicable, is accurate in all material respects;

               (vi) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company and have received all requisite regulatory approvals; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable, and, except as disclosed in the Prospectus, free of preemptive rights, and good title thereto shall be transferred by the Company to the purchasers free and clear of all claims, encumbrances, security interests and liens created by the Company;

               (vii) the certificates for the Common Stock are in due and proper form and comply with applicable requirements of New York law and the rules and regulations of the Banking Department;

               (viii) the issuance and sale of the capital stock of the Bank to the Company have been duly authorized by all necessary corporate action of the Bank and the Company and have received the approval of the Banking Department; and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to our knowledge, beneficially by the Company;

               (ix) subject to the satisfaction of the conditions imposed in the approvals of the Department Application and the Holding Company Application, no further approval, authorization, consent, or other order of any government board or body is required in connection with the execution and delivery of this Agreement, and the consummation of the Reorganization, except as may be required under the "blue sky" laws of various jurisdictions;

               (x) the execution and delivery of this Agreement and the consummation of the of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of each of the Company, the MHC and the Bank; and this Agreement is a legal, valid, and binding obligation of each of the Company, the MHC and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, or other laws affecting creditors' rights generally and as my be limited by the exercise of judicial discretion in applying principles of equity and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or Section 23A;

               (xi) Except as set forth in the Prospectus, there are no material legal or governmental proceedings pending or, to our knowledge, threatened (provided that for this purpose we do not regard any litigation
                 --------
     or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to us, a present intention to initiate such litigation or proceeding) against or involving the assets of the Company, the MHC or the Bank required to be disclosed in the Prospectus, nor are there any statutes or regulations, and, to our knowledge, any contract or other documents required to be described or disclosed in the Prospectus that are not so described or disclosed; and the description in the Prospectus of such statutes, regulations, contracts, and other documents therein described are in all material respects accurate summaries and in all material respects fairly present the information required to be shown;

               (xii) the statements in the Prospectus under the captions "Regulation," "Dividend Policy," "Restrictions on Acquisition of the Stock Company and the Bank," and "Description of Capital Stock of the Stock Company," insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein, as to which no opinion is expressed), have been prepared or reviewed by us and are correct in all material respects; and the statements in the Prospectus under the caption "Federal and State Taxation," insofar as they are, or refer to, statements of federal law or legal conclusions based thereon (excluding financial data included therein, as to which no opinion is expressed), have been prepared or reviewed by us and are correct in all material respects;

               (xiii) the Department Application has been approved by the Banking Department, and the Prospectus has been authorized for use by the Banking Department; the Registration Statement and any post-effective amendment thereto have been declared effective by the Commission; except as to any necessary qualifications or registration under the securities laws of the jurisdictions in which the Shares were offered, no further approval of any governmental authority is required for the issuance and sale of the Shares (subject to the satisfaction of various conditions subsequent imposed by the Banking Department in connection with their approval of the Reorganization); the Banking Department and the Federal Reserve Board have issued their orders of approval for the Company to acquire the Bank; and, to our knowledge, no proceedings are pending by or before the Commission or the Banking Department seeking to revoke or rescind the orders declaring the Registration Statement effective or authorizing the Prospectus or the Notice and Information Statement for use or, to our knowledge, are contemplated or threatened (provided that for this purpose we do not regard
                                 --------
     any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Bank, or to us, a present intention to initiate such litigation or proceeding);

               (xiv) the execution and delivery of this Agreement, the incurring of the obligations set forth herein, and the consummation of the of the transactions contemplated hereby shall not conflict with or result in a breach of the articles of incorporation, charter or bylaws of the Company, the MHC or the Bank; nor to our knowledge, constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation, or acceleration contained in, or result in the creation or imposition of any lien, charge, or other encumbrance upon any of the properties or assets of the Company, the MHC or the Bank pursuant to any of the terms, provisions, or conditions of any material agreement, contract, indenture, bond, debenture, note, instrument, or obligation to which the Company, the MHC or the Bank is a party or by which it or its assets or properties may be bound or is subject, or any governmental license or permit (subject to the satisfaction of any post-Reorganization conditions imposed by the Banking Department and/or the Federal Reserve Board), which in any such event would have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole; nor will any such actions violate any material law, administrative regulation or order, court order, writ, injunction, or decree which breach, default, encumbrance, or violation would have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole;

               (xv) to our knowledge, there has been no material breach of the Company's, the MHC's, or the Bank's articles or certificate of incorporation, charter, or bylaws or a breach or default (or the occurrence of any event which, with the lapse of time or action, or both, by a third party, would result in a breach or default) under any agreement, contract, indenture, bond, debenture, note, instrument, or obligation to which the Company, the MHC or the Bank is party or by which any of them or their respective assets or properties may be bound, or any governmental license or permit, or a violation of any law, administrative regulation, or order, court order, writ, injunction, or decree which breach or default would have a Material Adverse Effect on the Company, the MHC and the Bank, taken as a whole;

               (xvi) the Department Application, the Holding Company Application, the Registration Statement and the Prospectus (in each case as amended or supplemented, if so amended or supplemented) comply as to form in all material respects with the requirements of all applicable laws and the rules, regulations, and, to our knowledge, all written and published decisions and orders of the Banking Department, the Federal Reserve Board, and the Commission, as the case may be (except as to financial statements, notes to financial statements, financial tables, and other financial and statistical data, including the appraisal, included therein, as to which no opinion is expressed); to our knowledge, all documents and exhibits required to be filed with the Department Application and the Registration Statement have been so filed and the descriptions in the Department Application, the Holding Company Application, and the Registration Statement (in each case, as amended or supplemented, if so amended or supplemented) of such documents and exhibits is in all material respects accurate and complete and presents fairly the information required to be shown; to our actual knowledge, there are no contracts or other documents of a character required to be described that are not described, and there are no statutes or regulations applicable to, certificates, permits, or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by, or legal or governmental proceedings, past, pending, or threatened against the Company, the MHC or the Bank of a character required to be disclosed in the Department Application, the Holding Company Application, the Registration Statement or the Prospectus that have not been so disclosed and properly described therein; and

               (xvii) to our knowledge, none of the Company, the MHC nor the Bank is in violation of any directive from the Banking Department, the FDIC or the Federal Reserve Board to make any change in the method of conducting their respective businesses.

[Luse, Lehman to insert conclusion]

                                   EXHIBIT C

           Letter of Luse, Lehman, Gorman, Pomerenk & Schick, P.C. Required under Section 7(b) of the Sales Agency Agreement
           ---------------------------------------------------------


[Luse, Lehman to insert introduction]

          Based on such counsel's participation in conferences with representatives of the Company, the Bank, its counsel, the independent appraiser, the independent certified public accountants, Trident and its counsel, review of documents and understanding of applicable law (including the requirements of Form SB-2 and the character of the Registration Statement contemplated thereby) and the experience such counsel has gained in its practice under the Act, nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended (except as to information in respect of Trident contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, as to which such counsel expresses no opinion), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, as amended (except as to information in respect of Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein as to which such counsel expresses no opinion), as of the date of the Prospectus and at the Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information in the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy or completeness thereof).


[Luse, Lehman to insert conclusion]